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                                                                 EXHIBIT (H)(27)

                       THOMPSON INVESTMENT MANAGEMENT, LLC
                           1200 JOHN Q. HAMMONS DRIVE
                            MADISON, WISCONSIN 53717

                                January 28, 2005

Thompson Plumb Funds, Inc.
1200 John Q. Hammons Drive
Madison, Wisconsin 53717
Attn: Board of Directors

      Re: EXPENSE REIMBURSEMENT AND FEE WAIVER COMMITMENT

Ladies and Gentlemen:

      This is to confirm the commitment of Thompson Investment Management, LLC, as investment adviser to the Thompson Plumb Bond Fund, to waive fees and/or reimburse expenses from April 1, 2005 through March 31, 2006 so that the annual operating expenses of the Bond Fund do not exceed 0.80% of average daily net assets.

                                       Very truly yours,

                                       THOMPSON INVESTMENT MANAGEMENT, LLC

                                       By: /s/ John W. Thompson
                                           -------------------------------------
                                       Title: President